Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(17,342,196)
Unrealized Gain (Loss) on Market Value of Futures	66,636,517
Dividend Income	3,554
Interest Income	106,916
ETF Transaction Fees	15,000
Total Income (Loss)	$49,419,791

Expenses
General Partner Management Fees	$262,804
Professional Fees	21,969
Brokerage Commissions	233,077
Non-interested Directors' Fees and Expenses	2,669
Prepaid Insurance Expense	2,565
NYMEX License Fee	6,570
SEC & FINRA Registration Expense	34,286
Total Expenses	$563,940
Net Income (Loss)	$48,855,851

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$425,036,306
Additions (17,200,000 Shares)	105,091,523
Withdrawals (8,400,000 Shares)	(55,160,521)
Net Income (Loss)	48,855,851

Net Asset Value End of Month	$523,823,159
Net Asset Value Per Share (78,866,476 Shares)	$6.64

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612